Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Funko, Inc. 2017 Incentive Award Plan of our report dated April 28, 2017, with respect to the consolidated financial statements of Funko Acquisition Holdings, L.L.C. and Subsidiaries included in the Registration Statement (Form S-1 No. 333-220856) and related Prospectus of Funko, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

November 7, 2017